UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2025

LUMINAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38791	83-1804317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2603 Discovery Drive, Suite 100
Orlando, Florida 32826
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (407) 900-5259

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	LAZR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On May 22, 2025, Luminar Technologies, Inc. (the “Company”) entered into separate, individually negotiated private exchange agreements (collectively, the “Exchange Agreements”) and private repurchase agreements (collectively, the “Repurchase Agreements”) with certain holders of its outstanding 1.25% Convertible Senior Notes due 2026 (the “Notes”) to, respectively, (i) exchange $6.2 million aggregate principal amount of Notes (the “Exchanged Notes”) for an aggregate of 1,098,931 newly issued shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”) (such exchanges, the “Exchange Transactions”), and (ii) repurchase $43.8 million aggregate principal amount of Notes (the “Repurchased Notes”) for an aggregate of $30.2 million in cash (such repurchases, the “Repurchase Transactions” and, together with the Exchange Transactions, the “Transactions”), in each case, inclusive of accrued and unpaid interest on the Exchanged Notes and the Repurchased Notes, respectively, to, but not including, the closing of the Transactions on May 23, 2025. Following the consummation of the Transactions, an aggregate of $134.9 million aggregate principal amount of Notes remain outstanding.
The Exchange Transactions were conducted pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering.
The foregoing description of the Exchange Agreements, the Repurchase Agreements and the Transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the forms of the Exchange Agreement and the Repurchase Agreement, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2025.
Item 3.02. Unregistered Sales of Equity Securities.
The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Exchange Transactions is incorporated by reference into this Item 3.02 of this Current Report to the extent required.
Item 7.01. Regulation FD Disclosure.
On May 23, 2025, the Company issued a press release announcing the transactions. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.
In connection with the Exchange Transactions discussed in Item 1.01 of this Current Report on Form 8-K, the Company provided the following information to the participating holders, which information supplements and updates certain prior disclosures of the Company:
As of May 21, 2025, the Company had 42,125,290 shares of Class A Common Stock (excluding treasury shares) and 4,872,578 shares of Class B common stock, par value $0.0001 per share, outstanding.
The information included in this Item 7.01 and in Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall any such information or exhibits be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such document.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated May 23, 2025.
104	Cover page interactive data file formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luminar Technologies, Inc.

Date: May 23, 2025	By:	/s/ Thomas J. Fennimore
	Name:	Thomas J. Fennimore
	Title:	Chief Financial Officer